UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 26, 2023

Remark Holdings, Inc.

Delaware	001-33720	33-1135689
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 S. Commerce Street Las Vegas, NV	89106	702-701-9514
(Address of principal executive offices)	(Zip Code)	(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.001 par value per share	MARK	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange
Act. ☐

Item 3.01    Notice of Delisting or Failure To Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On April 27, 2023, Remark Holdings, Inc. (“we”, “us” or “our”) received a written notice from the Listing Qualifications Department of The Nasdaq Stock Market LLC (“Nasdaq”) notifying us that, pursuant to Nasdaq Listing Rule 5550(b)(3), we are required to maintain a minimum of $500,000 in net income from continuing operations in the most recently completed fiscal year, or two of the last three fiscal years (the “Net Income Standard”). Since our Form 10-K for the period ended December 31, 2022 reported net loss from continuing operations, and as of April 25, 2023, we did not meet the alternative continued listing standards (collectively, with the Net Income Standard, the “Continued Listing Standards”) under Nasdaq Listing Rule 5550(b) of a minimum stockholders' equity of $2.5 million or minimum market value of listed securities of $35 million, we no longer comply with the Continued Listing Standards.

We submitted to Nasdaq a plan to regain compliance with the Continued Listing Standards, and in July 2023, Nasdaq granted us until October 24, 2023 to regain compliance.

On October 26, 2023, we received a staff determination letter from Nasdaq indicating that we did not regain compliance with the Continued Listing Standards. Accordingly, unless we request an appeal of Nasdaq’s determination, our common stock is subject to delisting.

We will appeal Nasdaq’s delisting determination to a Hearings Panel (the “Panel”). Such hearings are generally scheduled within approximately 30 days of the request. Our common stock will continue to be listed and traded on the Nasdaq Capital Market pending a decision by the Panel.

Item 9.01     Financial Statements and Exhibits.

(d)    Exhibits

Exhibit	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Remark Holdings, Inc.

Date:	November 1, 2023	By:	/s/ Kai-Shing Tao
		Name:	Kai-Shing Tao
		Title:	Chief Executive Officer